                                                                     Exhibit 2.2


                                 William McKay
                               2240 Buena Vista
                              Irwindale, CA 91706

                               February 10, 2000

BY TELECOPY
-----------

Samuel T. Mok., Voting Trustee
1001 Connecticut Avenue, N.W.
Suite 1035
Washington, D.C. 20036
Attention: Samuel T. Mok

     and also to,

Sunbase Asia, Inc.
Smith Acquisition Company d/b/a Southwest Products Company, Inc.


Dear Ladies and Gentlemen:

     This letter agreement shall represent an amendment to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which William
                         ------------------------
McKay has agreed to acquire all of the issued and outstanding capital stock of Smith Acquisition Company d/b/a Southwest Products Company, Inc..

     Section 1.2 of the Stock Purchase Agreement shall be amended read as
     -----------
follows:

          1.2  Time and Place of Closing.

               (a) The closing of the transactions contemplated hereby (the "Closing") will take place on April 10, 2000, or such earlier date as the
      -------
     parties may agree in writing (the "Closing Date"). The Closing shall be
                                        ------------
     held at the offices of Jenkens & Gilchrist, 1919 Pennsylvania Ave., N.W., Suite 600, Washington, D.C. 20006, or such location as may be agreed upon by the parties.

A substitute page that amends Section 1.2 to that effect is attached herewith (to replace page 1 of the Stock Purchase Agreement).

     Section 4.2 is amended to insert: "10,000,000 shares of common stock, no par value, and 4,000,000 shares of preferred stock, no par value".

A substitute page that sets forth in Section 4.2 the number of issued and authorized shares of the Company is attached herewith (to replace page 4 of the Stock Purchase Agreement).

                                          WILLIAM MCKAY


                                          By: /s/ William Reed McKay
                                             -----------------------------------
                                             Print Name: William Reed McKay
                                                        ------------------------


                                          AGREED AND ACCEPTED:

                                          SMITH ACQUISITION COMPANY D/B/A
                                          SOUTHWEST PRODUCTS COMPANY, INC.


                                          By: /s/ Samuel T. Mok
                                             -----------------------------------
                                             Name: SAMUEL T. MOK
                                                  ------------------------------
                                             Title: CHAIRMAN
                                                   -----------------------------


                                          SAMUEL T. MOK
                                          Voting Trustee


                                          By: /s/ Samuel T. Mok
                                             -----------------------------------
                                             Print Name: SAMUEL T. MOK
                                                        ------------------------

                                          SUNBASE ASIA, INC.



                                          By: /s/ Li Yuen Fai Roger
                                             -----------------------------------
                                             Name: LI YUEN FAI ROGER
                                                  ------------------------------
                                             Title: CHIEF FINANCIAL OFFICER
                                                   -----------------------------